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Ex. 23.04


                          CONSENT OF SUTRO & CO., INC.


    We hereby consent to the use of our Fairness Opinion and Bringdown Fairness Opinion included in this Post-Effective Amendment No. 1 to the Registration Statement and related Amended and Restated Prospectus/Consent Solicitation Statement, and we further consent to all references to our firm under the headings "FAIRNESS OPINION AND APPRAISALS" in the Amended and Restated Prospectus/Consent Solicitation Statement, and to the use of our name wherever appearing in this Post-Effective Amendment No. 1 to the Registration Statement and the related Amended and Restated Prospectus/Consent Solicitation Statement.

Dated: June 9, 2000                    SUTRO & CO., INC.


                                       /s/ Sutro & Co., Inc.